BLUE BIRD REPORTS FISCAL 2021
FIRST QUARTER RESULTS;
FOCUSED ON MARGIN EXPANSION, EV GROWTH AND INDUSTRY RECOVERY;
FISCAL 2021 GUIDANCE REAFFIRMED

Net Sales of $130.4M and GAAP Net Loss of $1.6M
Bus Average Selling Price up 1.7%
Electric Bus Sales and Backlog of 100+ Units
Adjusted EBITDA of $5.8M in Lowest-Volume Quarter with 1,255 Buses Sold

Macon, GA, February 10, 2021 – Blue Bird Corporation (“Blue Bird”) (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today its fiscal 2021 first quarter results. GAAP net loss for the quarter of $1.6 million, down $1.2 million from the comparable FY2020 period. Adjusted EBITDA for the quarter was $5.8 million, $2.2 million below last year, reflecting 205 lower unit sales resulting from the pandemic impact on schools.

Highlights

(in millions except Unit Sales and EPS data)	Three Months Ended January 2, 2021	B/(W) 2020
Unit Sales	1,255	(205)
GAAP Measures:
Revenue	$130.4	$(22.8)
Net Loss	$(1.6)	$(1.2)
Diluted Loss per Share	$(0.06)	$(0.04)
Non-GAAP Measures[1]:
Adjusted EBITDA	$5.8	$(2.2)
Adjusted Net Income	$0.1	$(2.0)
Adjusted Diluted Earnings per Share	$—	$(0.07)
1 Reconciliation to relevant GAAP metrics shown below

“We are very pleased with our first quarter performance and results," said Phil Horlock, President and Chief Executive Officer of Blue Bird Corporation. “The Blue Bird team executed well, despite the challenging environment caused by the pandemic which has resulted in many schools operating in a virtual or hybrid mode. We remain focused on improving our operational performance during this period, however, our confidence is increasing that schools will accelerate reopening for in-classroom teaching as we head toward the next school year.

"While working through these challenges, I am encouraged with our progress in improving our underlying business structure that is key to achieving our near-term EBITDA margin target of at least 10%. We increased our first quarter average selling price per bus by $1,600, or 2%, over last year. The move to a single shift production schedule late in the third quarter of 2020 drove efficiency and quality improvements through the first quarter and we are making changes in our plant, so that by spring of 2021, we will have the same daily capacity on one shift that we previously had on two shifts. We grew our alternative-powered bus sales mix again in the first quarter, achieving a record 46% mix of total unit sales compared with 39% last year. The interest in Electric buses is unprecedented and our Fiscal 2021 bookings and order backlog has grown 24% over prior year. In fact, our total sold units and order backlog since we began production just three years ago, is now in excess of 400 electric buses, covering Type A, C and D configurations. With the growth rate we are seeing, and the breadth of chassis and powertrain choices that we offer, we are increasing our focus and resources in the EV business. We are announcing our intention to begin offering and supplying Blue Bird chassis with factory-installed electric powertrains to commercial vehicle manufacturers participating in Class 3-7 segments. These truck segments are comparable with the school bus classification of Type A, C and D, in which we participate today. We also announced the upcoming product launch of our all-new and exclusive 7.3 liter engine, developed with Ford and Roush, which will power our class-leading propane- and gas-powered Blue Bird Vision, best described by our tagline, “The best just got better!”

"With these business structure improvements, we are well positioned to capitalize on the market recovery as schools resume in-classroom learning. We have a history of robust cash generation and strong liquidity, a culture of winning and leadership in growing segments, a clearly defined margin-growth strategy and an experienced team with a proven track record of delivering results and handling difficult times. There is a lot of uncertainty around timing of a return-to-normalcy for schools, but as COVID-19 vaccinations accelerate, coupled with the new Administration’s commitment to open schools within 100 days of its term start, we are confident that an industry rebound is in sight. We are reaffirming our previously provided guidance for net revenue of $750M-975M, Adj. EBITDA between $40M-$65M and Adjusted Free Cash Flow of $(5)-$20M.”
Fiscal 2021 First Quarter Results

Net Sales
Net sales were $130.4 million for the first quarter of fiscal 2021, a decrease of $22.8 million, or 14.9%, from prior year period. Bus unit sales were 1,255 units for the quarter compared with 1,460 units for the same period last year.

Gross Profit
First quarter gross profit of $14.5 million represented a decrease of $6.8 million from the first quarter of last year. Gross profit margin declined 2.8 points to 11.1%. The decline was driven by lower volumes, partially offset by bus pricing and cost and efficiency improvements.

Net Loss
Net loss was $1.6 million for the first quarter of fiscal 2021, a profit reduction of $1.2 million compared with the same period last year.

Adjusted Net Income
Adjusted Net Income was $0.1 million, representing a decrease of $2.0 million compared with the same period last year.

Adjusted EBITDA
Adjusted EBITDA was $5.8 million, which was a decrease of $2.2 million compared with the first quarter last year. The decrease was driven by lower volume, partially offset by bus pricing and cost and efficiency improvements.

Conference Call Details

Blue Bird will discuss its first quarter and full year 2021 results in a conference call at 4:30 PM ET today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company's website or by telephone. The slide presentation and webcast can be accessed via the Investor Relations portion of Blue Bird's website at www.blue-bird.com.

•Webcast participants should log on and register at least 15 minutes prior to the start time on the Investor Relations homepage of Blue Bird’s website at http://investors.blue-bird.com. Click the link in the events box on the Investor Relations landing page.

•Participants desiring audio only should dial 1-877-407-0784 or 1-201-689-8560

A replay of the webcast will be available approximately two hours after the call concludes via the same link on Blue Bird’s website.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 570,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Key Non-GAAP Financial Measures We Use to Evaluate Our Performance

This press release includes the following non-GAAP financial measures “Adjusted EBITDA,” "Adjusted EBITDA Margin," "Adjusted Net Income," "Adjusted Diluted Earnings per Share," “Free Cash Flow” and “Adjusted Free Cash Flow”. Adjusted EBITDA and Free Cash Flow are financial metrics that are utilized by management and the board of directors to determine (a) the annual cash bonus payouts, if any, to be made to certain members of management based upon the terms of the Company’s Management Incentive Plan, and (b) whether the performance criteria have been met for the vesting of certain equity awards granted annually to certain members of management based upon the terms of the Company’s Omnibus Equity Incentive Plan. Additionally, consolidated EBITDA, which is an adjusted EBITDA metric defined by our Amended Credit Agreement that could differ from Adjusted EBITDA discussed above as the adjustments to the calculations are not uniform, is used to determine the Company's ongoing compliance with several financial covenant requirements, including being utilized in the denominator of the calculation of the Total Net Leverage Ratio. Accordingly, management views these non-GAAP financial metrics as key for the above purposes and as a useful way to evaluate the performance of our operations as discussed further below.

Adjusted EBITDA is defined as net income prior to interest income; interest expense including the component of operating lease expense (which is presented as a single operating expense in selling, general and administrative expenses in our GAAP financial statements) that represents interest expense on lease liabilities; income taxes; and depreciation and amortization including the component of operating lease expense (which is presented as a single operating expense in selling, general and administrative expenses in our GAAP financial statements) that represents amortization charges on right-of-use lease assets; as adjusted for certain non-cash charges or credits that we may record on a recurring basis such as stock-compensation expense and unrealized gains or losses on certain derivative financial instruments; net gains or losses on the disposal of assets as well as certain charges such as (i) significant product design changes; (ii) transaction related costs; (iii) discrete expenses related to major cost cutting initiatives; or (iv) costs directly attributed to the COVID-19 pandemic. While certain of the charges that are added back in the Adjusted EBITDA calculation, such as transaction related costs and operational transformation and major product redesign initiatives, represent operating expenses that may be recorded in more than one annual period, the significant project or transaction giving rise to such expenses is not considered to be indicative of the Company’s normal operations. Accordingly, we believe that these, as well as the other credits and charges that comprise the amounts utilized in the determination of Adjusted EBITDA described above, should not be used in evaluating the Company’s ongoing annual operating performance. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of performance defined in accordance with GAAP. The measures are used as a supplement to GAAP results in evaluating certain aspects of our business, as described below.

We believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share are useful to investors in evaluating our performance because the measures consider the performance of our ongoing operations, excluding decisions made with respect to capital investment, financing, and other non-recurring charges as outlined in the preceding paragraph. We believe the non-GAAP measures offer additional financial metrics that, when coupled with the GAAP results and the reconciliation to GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Adjusted Diluted Earnings per Share should not be considered as alternatives to net income or GAAP earnings per share as an indicator of our performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although we believe the non-GAAP measures may enhance an evaluation of our operating performance based on recent revenue generation and product/overhead cost control because they exclude the impact of prior decisions made about capital investment, financing, and other expenses, (i) other companies in Blue Bird’s industry may define Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share differently than we do and, as a result, they may not be comparable to similarly titled measures used by other companies in Blue Bird’s industry, and (ii) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share exclude certain financial information that some may consider important in evaluating our performance.

We compensate for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of our operating results.

Our measures of “Free Cash Flow” and "Adjusted Free Cash Flow" are used in addition to and in conjunction with results presented in accordance with GAAP and free cash flow and adjusted free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and adjusted free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

We define Free Cash Flow as total cash provided by/used in operating activities as adjusted for net cash paid or received for the acquisition of fixed assets and intangible assets. We use Free Cash Flow, and ratios based on Free Cash Flow, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a more conservative measure of cash flow since purchases of fixed assets and intangible assets are a necessary component of ongoing operations.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•Inherent limitations of internal controls impacting financial statements
•Growth opportunities
•Future profitability
•Ability to expand market share
•Customer demand for certain products
•Economic conditions (including tariffs) that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers
•Labor or other constraints on the Company’s ability to maintain a competitive cost structure
•Volatility in the tax base and other funding sources that support the purchase of buses by our end customers
•Lower or higher than anticipated market acceptance for our products
•Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Forward-looking statements in this document also may include, but are not limited to, statements regarding the pricing of the share repurchase, the potential tender offer by Blue Bird for shares of its common stock, and the benefits and timing of any potential tender offer. Many risks, contingencies and uncertainties could cause actual results to differ materially from Blue Bird’s forward-looking statements. Among these factors are the risk that Blue Bird may decide not to commence the tender offer, and that if Blue Bird does commence a tender offer, that the offer may not be completed.

Contact:
Mark Benfield
Profitability & Investor Relations
(478) 822-2315
Mark.Benfield@blue-bird.com

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in thousands except for share data)	January 2, 2021	October 3, 2020
Assets
Current assets
Cash and cash equivalents	$23,916	$44,507
Accounts receivable, net	4,902	7,623
Inventories	69,141	56,523
Other current assets	8,188	8,243
Total current assets	$106,147	$116,896
Property, plant and equipment, net	104,536	103,372
Goodwill	18,825	18,825
Intangible assets, net	50,950	51,632
Equity investment in affiliate	14,291	14,320
Deferred tax assets	4,471	4,365
Finance lease right-of-use assets	6,609	6,983
Other assets	1,924	1,022
Total assets	$307,753	$317,415
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$51,397	$57,602
Warranty	7,572	8,336
Accrued expenses	16,440	15,773
Deferred warranty income	8,289	8,540
Finance lease obligations	1,297	1,280
Other current liabilities	12,866	10,217
Current portion of long-term debt	11,138	9,900
Total current liabilities	$108,999	$111,648
Long-term liabilities
Long-term debt	$159,851	$164,204
Warranty	12,135	13,038
Deferred warranty income	13,443	14,048
Deferred tax liabilities	365	254
Finance lease obligations	5,532	5,879
Other liabilities	15,286	14,315
Pension	46,372	47,259
Total long-term liabilities	$252,984	$258,997
Stockholders' deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares outstanding at January 2, 2021 and October 3, 2020	$—	$—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 27,091,808 and 27,048,404 shares outstanding at January 2, 2021 and October 3, 2020, respectively	3	3
Additional paid-in capital	89,171	88,910
Accumulated deficit	(35,078)	(33,464)
Accumulated other comprehensive loss	(58,044)	(58,397)
Treasury stock, at cost, 1,782,568 shares at January 2, 2021 and October 3, 2020	(50,282)	(50,282)
Total stockholders' deficit	$(54,230)	$(53,230)
Total liabilities and stockholders' deficit	$307,753	$317,415

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
(in thousands except for share data)	January 2, 2021	January 4, 2020
Net sales	$130,434	$153,217
Cost of goods sold	115,966	131,917
Gross profit	$14,468	$21,300
Operating expenses
Selling, general and administrative expenses	14,690	20,495
Operating (loss) profit	$(222)	$805
Interest expense	(1,930)	(1,897)
Interest income	1	—
Other income, net	643	194
Loss on debt modification	(598)	—
Loss before income taxes	$(2,106)	$(898)
Income tax benefit	521	326
Equity in net (loss) income of non-consolidated affiliate	(29)	169
Net loss	$(1,614)	$(403)

Earnings per share:
Basic weighted average shares outstanding	27,060,259	26,481,441
Diluted weighted average shares outstanding	27,060,259	26,481,441

Basic loss per share	$(0.06)	$(0.02)
Diluted loss per share	$(0.06)	$(0.02)

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in thousands of dollars)	January 2, 2021	January 4, 2020
Cash flows from operating activities
Net loss	$(1,614)	$(403)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,471	3,457
Non-cash interest expense	563	618
Share-based compensation	724	1,093
Equity in net loss (income) of non-consolidated affiliate	29	(169)
Gain on disposal of fixed assets	(1)	(121)
Deferred taxes	(106)	(125)
Amortization of deferred actuarial pension losses	465	430
Loss on debt modification	598	—
Changes in assets and liabilities:
Accounts receivable	2,721	4,619
Inventories	(12,618)	(59,797)
Other assets	245	3
Accounts payable	(6,545)	(25,071)
Accrued expenses, pension and other liabilities	571	(10,522)
Total adjustments	$(9,883)	$(85,585)
Total cash used in operating activities	$(11,497)	$(85,988)
Cash flows from investing activities
Cash paid for fixed assets	(3,317)	(9,287)
Proceeds from sale of fixed assets	—	150
Total cash used in investing activities	$(3,317)	$(9,137)
Cash flows from financing activities
Borrowings under the revolving credit facility	$—	$35,000
Repayments under the senior term loan	(2,475)	(2,475)
Principal payments on finance leases	(382)	(225)
Cash paid for debt costs	(2,476)	—
Cash paid for employee taxes on vested restricted shares and stock option exercises	(444)	(806)
Proceeds from exercises of warrants	—	372
Total cash (used in) provided by financing activities	$(5,777)	$31,866
Change in cash and cash equivalents	(20,591)	(63,259)
Cash and cash equivalents, beginning of period	44,507	70,959
Cash and cash equivalents, end of period	$23,916	$7,700

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
(in thousands of dollars)	January 2, 2021	January 4, 2020
Net loss	$(1,614)	$(403)
Adjustments:
Interest expense, net (1)	2,012	2,000
Income tax benefit	(521)	(326)
Depreciation, amortization, and disposals (2)	3,676	3,520
Operational transformation initiatives	55	1,114
Share-based compensation	724	1,093
Product redesign initiatives	186	1,010
Restructuring charges	494	—
Costs directly attributed to the COVID-19 pandemic (3)	170	—
Loss on debt modification	598	—
Other	—	6
Adjusted EBITDA	$5,780	$8,014
Adjusted EBITDA margin (percentage of net sales)	4.4%	5.2%

(1) Includes $0.1 million for both three-month fiscal periods, representing interest expense on lease liabilities, which are a component of lease expense and presented as a single operating expense in selling, general and administrative expenses on our Condensed Consolidated Statements of Operations.
(2) Includes $0.2 million for both three-month fiscal periods, representing amortization charges on right-to-use lease assets, which are a component of lease expense and presented as a single operating expense in selling, general and administrative expenses on our Condensed Consolidated Statements of Operations.
(3) Primarily costs incurred for third party cleaning services and personal protective equipment for our employees in response to the COVID-19 pandemic.

Reconciliation of Free Cash Flow to Adjusted Free Cash Flow

	Three Months Ended
(in thousands of dollars)	January 2, 2021	January 4, 2020
Net cash provided by operating activities	$(11,497)	$(85,988)
Cash paid for fixed assets	(3,317)	(9,287)
Free cash flow	$(14,814)	$(95,275)
Cash paid for product redesign initiatives	186	3,380
Cash paid for operational transformation initiatives	55	1,114
Cash paid for restructuring charges	494	—
Cash paid for costs directly attributed to COVID-19	170	—
Adjusted free cash flow	(13,909)	(90,781)

Reconciliation of Net Loss to Adjusted Net Income

	Three Months Ended
(in thousands of dollars)	January 2, 2021	January 4, 2020
Net loss	$(1,614)	$(403)
Adjustments, net of tax benefit or expense (1)
Operational transformation initiatives	41	836
Product redesign initiatives	140	758
Share-based compensation	543	820
Restructuring charges	371	—
Costs directly attributed to the COVID-19 pandemic (2)	128	—
Loss on debt modification	449	—
Other	—	5
Adjusted net income, non-GAAP	$56	$2,014

(1) Amounts are net of estimated statutory tax rates of 25%.
(2) Primarily costs incurred for third party cleaning services and personal protective equipment for our employees.

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three Months Ended
	January 2, 2021	January 4, 2020
Diluted loss per share	$(0.06)	$(0.02)
One-time charge adjustments, net of tax benefit or expense	0.06	0.09
Adjusted diluted earnings per share, non-GAAP	$—	$0.07
Weighted average dilutive shares outstanding	27,060,259	26,936,709